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                                                                 EXHIBIT 23.5 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Coram Healthcare Corporation on Form S-4 of our report dated November 17, 1993, (December 23, 1993 as to Note 17) (which expresses an unqualified opinion and includes an explanatory paragraph relating to material uncertainties concerning certain pending claims against the Company), appearing in the Annual Report on Form 10-K of T2 Medical, Inc. for the year ended September 30, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of T2 Medical, Inc., listed in
Item 14 of the Annual Report on Form 10-K of T2 Medical, Inc. for the year ended September 30, 1993. These financial statement schedules are the responsibility of T2 Medical, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                               /s/  DELOITTE & TOUCHE
                                          --------------------------------------
                                                    Deloitte & Touche

Atlanta, Georgia
June 1, 1994

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